Exhibit 10.30

ROUNDY’S ACQUISITION CORP.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 17, 2009) (the “Effective Date”) by and between Roundy’s Acquisition Corp., a Delaware corporation (the “Company”), and Steven Leon Harper (“Purchaser”).  Certain definitions are set forth in Section 11 of this Agreement.

Purchaser desires to purchase shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), and the Company desires to issue such Common Stock on the terms and conditions set forth herein.  The Company and Purchaser desire to enter into this Agreement to, among other things, (i) set forth the terms of Purchaser’s purchase of the Common Stock and (ii) provide the Company with certain rights in respect of the Common Stock

NOW, THEREFORE, the parties hereto. agree as follows:

A.                                    PURCHASE AND SALE OF COMMON STOCK

1.     On the date hereof, Purchaser shall purchase from the Company, and the Company shall issue to Purchaser, 85.00 shares of Common Stock (the “Shares”) at a price of $5,988.22 per share) which shares shall be subject to vesting as provided herein, for an aggregate purchase price of $508,998.70.  On the date hereof, the Company shall deliver to Purchaser stock certificates representing the Shares, and Purchaser shall deliver to the Company the aggregate purchase price for the Shares in the manner provided in Section 2.

2.             On the date hereof, Purchaser shall deliver to the Company (i) a duly executed promissory note in the form of Annex A attached hereto in the initial principal amount of $508,998.70 (the “Purchaser Note”) and (ii) a counterpart signature page to the Investor Rights Agreement, in accordance with Section 14 of this Agreement.  Purchaser’s obligations under the Purchaser Note shall be secured by a pledge to the Company of all of the Shares, and in connection therewith, Purchaser shall execute and deliver to the Company a pledge agreement in the form of Annex B attached hereto.

3.             The Company shall hold each stock certificate representing the Shares until such time as the Shares represented by such certificate are released from the pledge to the Company.

4.             Within thirty (30) days after Purchaser purchases the Shares from the Company hereunder, Purchaser shall make an effective election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Annex C attached hereto

5.             In connection with the purchase and sale of the Common Stock hereunder), Purchaser represents and warrants to the Company that:

(a)           The Common Stock to be acquired by Purchaser pursuant to this Agreement shall be acquired for Purchaser’s own account and not with a view to, or intention of,

distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Common Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b)           Purchaser is, as of the date hereof, a member of the board of directors (a “Board Member”) of Roundy’s Supermarkets, Inc., a Wisconsin corporation and a wholly-owned Subsidiary of the Company (“Roundy’s”), is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Stock.  Purchaser is an “accredited investor,” as defined in Regulation D promulgated under the Securities Act.

(c)           Purchaser is able to bear the economic risk of Purchaser’s investment in the Common Stock for an indefinite period of time, and Purchaser understands that the Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(d)           Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Common Stock and has had full access to such other information concerning the Company as Purchaser has requested.  Purchaser has reviewed, or has had an opportunity to review, a copy of the Investor Rights Agreement.

(e)           Each of this Agreement and the other agreements contemplated hereby to which Purchaser is or will become a party constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by Purchaser does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(f)            Purchaser has had an opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement and fully understands the terms and conditions contained herein.  Purchaser has had an opportunity to obtain advice from persons other than the Company and its counsel regarding the tax effects of the transaction contemplated hereby.

6.             Purchaser hereby acknowledges and agrees that (a) this Agreement is a written compensation contract pursuant to the provisions of Rule 701 adopted under the Securities Act and has been executed and delivered, and the Purchaser Shares have been and are to be issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and the Purchaser, (b) the purchase and sale of the Purchaser Shares pursuant to this Agreement is a sale of securities to a director pursuant to the provisions of Rule 701 adopted under the Securities Act and (c) this Agreement contains all terms of such sale of securities (including all material terms) to a director pursuant to Rule 701 under the Securities Act.

7.             In connection with the purchase and sale of the Common Stock hereunder, the Company represents and warrants to Purchaser that each of this Agreement and the other agreements contemplated hereby to which the Company is or will become a party constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by the Company does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

8.             As an inducement to the Company to issue the Common Stock to Purchaser, and as a condition thereto, Purchaser acknowledges and agrees that neither the issuance of the Common Stock to Purchaser nor any provision contained herein shall entitle Purchaser to remain a Board Member or affect the right of any of the Company’s shareholders to remove Purchaser from the Company’s board of directors at any time for any reason.

B.                                    VESTING AND REPURCHASE PROVISIONS

8.             Vesting of Common Stock: Vested Shares.  The Company and Purchaser acknowledge and agree that the Shares purchased by Purchaser hereunder shall be subject to vesting as hereinafter provided.

The Shares shall vest in accordance with the following schedule, if as of each such date Purchaser is, and has been continuously, a Board Member:

Date	Cumulative Percentage of Shares to be Vested

Effective Date	0%
First Anniversary of Effective Date	20%
Second Anniversary of Effective Date	40%
Third Anniversary of Effective Date	60%
Fourth Anniversary of Effective Date	80%
Fifth Anniversary of Effective Date	100%

If, after the first anniversary of the Effective Date but prior to the fifth anniversary of the Effective Date, Purchaser ceases to be a Board Member on any date other than one of the anniversary dates specified above, the cumulative percentage of Shares to become vested as of the date that Purchaser ceases to be a Board Member will be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date (rounded down to the nearest whole share); provided that Purchaser shall be 0% vested until the first anniversary of the Effective Date.  Notwithstanding anything to the contrary herein, upon the occurrence of a Sale of the Company, all Shares which have not yet become vested shall become vested simultaneously with the consummation of the Sale of the Company (it being agreed and understood that no Shares shall vest in connection with the Company’s initial Public Offering), if (but only if) as of the consummation of the Sale of the Company, Purchaser has been a Board Member from the Effective Date through the consummation of the Sale of the Company.  Notwithstanding anything to the contrary herein, the above vesting shall cease on the date that the Purchaser ceases to be a Board Member and no Shares shall vest after the date that Purchaser ceases to be a Board Member.

9.             Repurchase Option.

(a)           Repurchase Option.  In the event that Purchaser, for any reason or no reason, ceases to be a Board Member (any such date, referred to herein as the “Removal Date”), the Purchaser Shares, whether held by Purchaser or by any other Person (including, without limitation, the Purchaser’s Permitted Transferees) following a Transfer thereof, shall be subject to repurchase by the Company and the Investors if the Company or the Investors so elect at their sole discretion, in accordance with the terms and conditions set forth in this Section 9 (the “Repurchase Option”).

(b)           Repurchase Price.  The purchase price for each Unvested Purchaser Share shall be the lesser of Purchaser’s Original Cost and Fair Market Value with respect to each such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost).  The purchase price for each Vested Purchaser Share shall be the Fair Market Value for such share as of the Removal Date; provided, however that, notwithstanding the foregoing, in the event that Purchaser violates any provision of Section 10 of this Agreement (including, without limitation, any obligation of Purchaser thereunder with respect to Confidential Information or nonsolicitation), the purchase price for each Vested Purchaser Share shall be the lesser of Purchaser’s Original Cost and Fair Market Value for such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost).

(c)           Repurchase Procedures.  After the removal or resignation of Purchaser as a Board Member for any reason or no reason, the Company may elect to exercise the right to purchase all or any portion of the Purchaser Shares (for the price set forth in Section 9(b) above) by delivering a written notice (the “Repurchase Notice”) to Purchaser and/or any other holder or holders of Purchaser Shares and the Investors at any time prior to the end of the three (3) month period commencing on the Removal Date.  The Repurchase Notice shall set forth the number of shares of each class and type of such stock to be acquired from such holder(s), the aggregate consideration to be paid for such shares of such stock and the time and place for the closing of the transaction.  The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Purchaser Shares held by Purchaser at the time of delivery of the Repurchase Notice.  If the number of Purchaser Shares then held by Purchaser is less than the total number of Purchaser Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Purchaser Shares, pro rata according to the number of Purchaser Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares).  The Company shall have the right to purchase all or any portion of the Unvested Purchaser Shares without or before purchasing any Vested Purchaser Shares.

(d)           Rights of the Investors.

(i)            If for any reason or no reason, the Company does not elect to purchase all of the Purchaser Shares available for purchase pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option, in the manner set forth in this Section 9, for all or any portion of the Purchaser Shares which the Company has not elected to purchase (the “Available Shares”).  As soon as practicable after the Company determines that there will be Available Shares, but in any event upon the earlier to occur of (A) the delivery of the Repurchase’ Notice, and (B) three (3) months after the Removal Date, the Company shall deliver a written notice (the “Availability Notice”) to the Investors, setting forth the number of each class and type of Available Shares and the purchase price for each Available Share.

(ii)           The Investors may elect to purchase all or any portion of the Available Shares by delivering a written notice (an “Election Notice”) to the Company within thirty (30) days after receipt of the Availability Notice from the Company (such 30-day period being referred to herein as the “Investor Election Period”); provided that if more than one Investor elects to purchase any or all Available Shares of any type or class and the number of Available Shares of such type or class is less than the aggregate number of Available Shares of such type or class elected to be purchased by such electing Investors, each Investor shall be entitled to purchase the lesser of (A) the number of shares of such type or class such Investor has elected to purchase as indicated in the Election Notice and (B) the number of shares of such type or class obtained by multiplying the number of shares specified in the Availability Notice by a fraction, the numerator of which is the number of shares of Common Stock (on a fully-diluted basis) held by such Investor and the denominator of which is the aggregate number of shares of Common Stock (on a fully-diluted basis) held by all electing Investors.  If any Available Shares of such type or class remain after giving effect to such allocation, such allocation shall be repeated until either all of the Available Shares of such type or class requested to be purchased by the electing Investors have been so allocated or no Available Shares of such type or class are available for purchase.

(e)           Supplemental Repurchase Notice.  As soon as practicable, and in any event within ten (10) days after the expiration of the Investor Election Period, the Company shall, if necessary, notify Purchaser and, as applicable, each holder of Purchaser Shares as to the number of shares being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to Purchaser and/or the holder(s) of Purchaser Shares, the Company shall also deliver to the Investors written notice setting forth the number of Purchaser Shares the Company and the Investors shall acquire, the aggregate purchase price to be paid and the time and place of the closing of the transaction.

(f)            Closing.  The closing of the purchase of the Purchaser Shares pursuant to this Section 9 shall take place on the date designated by the Company in the Repurchase Notice or the Supplemental Repurchase Notice, as the case may be, which date shall not be more than thirty (30) days after the delivery of the later of such notices, as the case may be.  The Company and/or the Investors, as the case may be, may pay the purchase price for the Purchaser Shares to be purchased pursuant to the Repurchase Option by delivery of (i) in the case of the Company, (A) a cashier’s or certified check payable to the holder(s) of such shares or wire transfer of immediately available funds, (B) by offsetting any amounts owed by Purchaser to the Company under any indebtedness of Purchaser to the Company or its Affiliates evidenced by a note or notes against the purchase price for such shares or (C) any combination of (A) or (B) in the aggregate amount of the purchase price for the Purchaser Shares, (ii) in the case of the Investors, a cashier’s or certified check payable to the holder(s) of such shares or wire transfer of immediately available funds, or (iii) in any such case, as the holder(s) of such shares and the purchaser(s) thereof may otherwise agree.  Any payments (whether by cash, check or otherwise) made by the Company pursuant to this Section 9(f) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase.  The Company and the Investors, as the case may be, shall receive customary representations and warranties from each seller of Purchaser Shares regarding the sale of the Purchaser Shares (including representations and warranties that such sellers have authorized, executed and delivered the applicable agreements, that such agreements are valid and enforceable and that the purchaser shall obtain good title to such shares, free and clear of all liens and encumbrances).

(g)           Certain Restrictions.  Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Purchaser Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the debt and equity financing agreements of the Roundy’s Entities (including any restricted payment covenant prohibiting or restricting direct or indirect distributions to the Company in order to effectuate such repurchase). If any such prohibitions or restrictions prohibit or restrict the repurchase of Purchaser Shares hereunder (including through a prohibition or restriction on the ability of Subsidiaries of the Company to make dividends or payments to the Company in order to pay the purchase price in cash) which the Company is otherwise entitled to make, the time periods provided in this Section 9 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.  In addition, if any such restrictions prohibit the repurchase of the Purchaser Shares hereunder with a check or wire transfer of funds, then the Company may make such repurchases with a subordinated note or notes payable in up to five equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time in the Wall Street Journal (a “Subordinated Note”).  Any Subordinated Notes issued by the Company pursuant to this Section 9(g) shall be subject to any restrictive covenants to which the Company is subject at the time of such repurchase and any subordination provisions required by the Company’s and its Subsidiaries’ lenders and may be prepaid only to the extent permitted by the Company’s and its Subsidiaries’ loan agreements and related documents with the Company and its Subsidiaries’ senior and subordinated lenders.

(h)           Deemed Purchase.  If the Company and/or the Investors have elected to exercise the Repurchase Option as provided in this Agreement, and the Company and/or the Investors make available, at the time and in the amount and form provided in this Agreement, the consideration for the Purchaser Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the holder of such Purchaser Shares from whom such securities are to be repurchased shall cease to have any rights as a holder of such securities (other than the right to receive payment of such consideration in accordance with this Section 9), and such securities shall be deemed repurchased in accordance with the applicable provisions hereof and the Company or the Investor(s), as the case may be, shall be deemed the owner (of record and beneficially) and holder(s) of such securities, whether or not the certificate representing such Purchaser Shares has been delivered as required by this Agreement.

(i)            Termination of Repurchase Right.  The right of the Company and the Investors to repurchase shares of Purchaser Shares pursuant to this Section 9 shall terminate upon the consummation of a Sale of the Company.

(j)            Additional Restrictions on Transfer.

(i)            All Shares are subject to the restrictions on Transfer set forth in the Investor Rights Agreement

(ii)           In addition to any other legend required pursuant to the Investor Rights Agreement or otherwise, any certificate representing the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON NOVEMBER 17, 2009, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF DATED AS OF NOVEMBER 17, 2009, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE INVESTOR RIGHTS AGREEMENT, DATED AS OF JUNE 6, 2002, BETWEEN THE COMPANY AND CERTAIN HOLDERS OF COMPANY STOCK, AS AMENDED AND MODIFIED FROM TIME TO TIME.  A COPY OF EITHER SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

Except for transfers to permitted Transferees, no holder of Purchaser Shares may sell, transfer or dispose of any Purchaser Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion (reasonably acceptable in form and substance to the Company) of counsel experienced in federal securities laws matters that registration is not required under the Securities Act or any applicable state securities laws in connection with such transfer.

10.           Confidential Information.

(a)           Purchaser acknowledges that by reason of his duties as a Board Member, he has had and will have access to and has been and will become informed of Confidential Information.  For purposes of this Agreement, “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is or was disclosed to, or developed or learned by, Purchaser in connection with his relationship with any of the Roundy’s Entities or any of their stockholders or investors prior to the date hereof or during his service as Board Member, and that relates to the actual or anticipated business, products, services, financing, research or development of any of the Roundy’s Entities or any of their stockholders or investors or their respective suppliers, distributors or customers.  Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, information about and confidential and proprietary information of any of the suppliers, distributors and customers of any of the Roundy’s Entities; (iii) trade secrets, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) potential acquisition targets of any of the Roundy’s Entities.  Confidential Information shall not include information that (a) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (b) was rightfully received by Purchaser from a third party (other than any of the Roundy’s Entities or any of their suppliers, distributors or customers) without a breach of any Obligation of confidentiality by such third party known to Purchaser or (c) was known to Purchaser prior to his engagement as a Board Member.

(b)           For so long as Purchaser remains a Board Member, he agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information, except for use in his regular authorized duties as a Board Member.  For a period of two (2) years after Purchaser ceases to be a Board Member (for any reason or no reason) (such period, the “Confidentiality Period”), he agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information.  Purchaser acknowledges and agrees that all documents and other property including or reflecting Confidential Information furnished to Purchaser by any of the Roundy’s Entities or any of their shareholders, or investors or otherwise acquired or developed by Purchaser or known by Purchaser shall at all times be the sole and exclusive property of the Roundy’s Entities.  During Purchaser’s service as a Board Member and during the Confidentiality Period, Purchaser will take all necessary and appropriate steps to safeguard Confidential Information and protect it against disclosure, misappropriation, misuse, loss and theft.  Purchaser will deliver to Roundy’s upon ceasing to be a Board Member (for any reason or no reason), or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer disks or tapes, printouts and software and other documents and data (and copies thereof) relating to or containing any Confidential Information, Work Product (as defined below) or the business of any of the Roundy’s Entities or any of their shareholders or investors which Purchaser may then possess or have under his control and shall erase all embodiments of the Confidential Information from all storage devices.  If Purchaser is required to disclose Confidential Information pursuant to any applicable law or court order, Purchaser will provide Roundy’s with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and will cooperate with Roundy’s and/or any of the Roundy’s Entities to preserve the confidentiality of such information to the extent possible.

(c)           Nonsolicitation.  With full and complete recognition of the acknowledgements set forth in Section 15 hereof, and in consideration of the consideration to be received by Purchaser under this Agreement, Purchaser’s opportunity to purchase Purchaser Shares pursuant to this Agreement and additional good and valuable consideration that Purchaser has received, and as a material inducement to the Company to enter into this Agreement, Purchaser agrees that, during the Confidentiality Period, he or she shall not directly or indirectly through another Person or otherwise (i) solicit or induce or attempt to solicit or induce any employee of any of the Roundy’s Entities to leave the employ of any of the Roundy’s Entities, or in any way interfere with the relationship between any of the Roundy’s Entities and any employee thereof or (ii) hire any existing employee of any of the Roundy’s Entities or any person who was an employee of any of the Roundy’s Entities at any time during the twelve months preceding the date upon which Purchaser ceases to be a Board Member.

(d)           Enforcement.  If, at the time of enforcement of this Section 10, a court of competent jurisdiction shall hold that the period, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by applicable law.  The parties hereto acknowledge and agree that the provisions of this Section 10 are necessary, reasonable and appropriate for the protection of the Roundy’s Entities’ business interests, that irreparable injury will result to the Roundy’s Entities if Purchaser breaches any of the provisions of this Section 10 and money damages would not be an adequate remedy for any breach by Purchaser of this Agreement and that the Roundy’s Entities will not have any adequate remedy at law for any such breach.  Therefore, in the event of a breach or threatened breach of this Agreement, any of the Roundy’s Entities or any of their successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without the necessity of showing actual money damages, or posting a bond or other security).  In addition, in the event of a breach or violation by Purchaser of the provisions of this Section 10, the Confidentiality Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured.  Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

11.           Definitions.

“Affiliate” of a Person means any other Person or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

“Availability Notice” has the meaning set forth in Section 9(d).

“Available Shares” has the meaning set forth in Section 9(d).

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Fair Market Value” of each share of Common Stock means the average of the closing prices of the sales of any such securities on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day, and with respect to any share of Common Stock which is not, as of the date of determination, listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value thereof shall be the fair value of such share of Common Stock determined in good faith by the Company’s board of directors.

““Investor Rights Agreement” means the Investor Rights Agreement, dated as of June 6, 2002 by and among the Company, the Investors and certain other parties, as in effect today and as amended from time to time hereafter in accordance with its terms.

“Investors” means, collectively, Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P.

“Original Cost” of any Purchaser Share means the price paid by Purchaser for such Purchaser Share (as appropriately adjusted for stock splits, stock combinations and similar events).

“Permitted Transferee” means any permitted transferee of Purchaser Shares pursuant to a transfer effected in accordance with Section 2D of the Investor Rights Agreement.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Purchaser Shares” shall mean (i) the Shares and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  Such shares shall continue to be Purchaser Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Purchaser Shares shall succeed to all rights and obligations attributable to Purchaser as a holder of Purchaser Shares hereunder.  Purchaser Shares shall include both Vested Purchaser Shares and Unvested Purchaser Shares and shall include interests in the Company issued with respect to Purchaser Shares including, without limitation, by way of any recapitalization.

“Roundy’s Entities” means the Company and each Subsidiary and Affiliate of the Company.

“Sale of the Company” has the meaning given such term in the Investor Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the manager, managing director, member or board, or general partner of such partnership, limited liability company, association or other business entity.

“Transfer” has the meaning given such term in the Investor Rights Agreement.

“Unvested Purchaser Shares” shall mean (i) Purchaser Shares which have not become vested and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  Such stock shall continue to be Unvested Purchaser Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein., each such other holder of Unvested Purchaser Shares shall succeed to all rights and obligations attributable to Purchaser as a holder of Un vested Purchaser Shares hereunder.

“Vested Purchaser Shares” shall mean (i) Purchaser Shares which have become vested and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  Such stock shall continue to be Vested Purchaser Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Vested Purchaser Shares shall succeed to all rights and obligations attributable to Purchaser as a holder of Vested Purchaser Shares hereunder.

12.           Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipients at the address indicated below:

If to Purchaser:	Steven Leon Harper
[Personal Address Redacted]

with a copy to:

If to the Company:	Roundy’s Acquisition Corp.
c/o Willis, Stein & Partners III, L.P.
One North Wacker Drive, Suite 4800
Chicago, IL 60606
Attn.: Jeffrey Beyer

with a copy to:	Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
	Attn:	Richard J. Campbell, P.C.

If to the Investors:	Willis, Stein & Partners III, LP.
One North Wacker Drive, Suite 4800
Chicago, IL 60606
Attn: Jeffrey Beyer

with a copy to:	Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
	Attn:	Richard J. Campbell, P.C.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, upon actual receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after being so sent; (c) if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a business day, and if received after 5:00 p.m. or on a day other than a business day, on the next following business day, but only if also sent by reputable overnight air courier within one business day following transmission; or (d) if otherwise actually personally delivered, when so delivered.

13.           General Provisions.

(a)           Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Purchaser Shares in violation of any provision of this Agreement or the Investors Rights Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Purchaser Shares as the owner of such Purchaser Shares for any purpose.

(b)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)           Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)           Counterparts; Delivery of Signature Pages.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Delivery of executed signature pages hereof by facsimile transmission or electronic transmission shall constitute effective and binding execution and delivery of this Agreement.

(e)           Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, the Company, the Investors and their respective successors and assigns (including subsequent holders of Purchaser Shares); provided that the rights and obligations of Purchaser under this Agreement shall not be assignable except with respect to the rights and obligations as a holder of Purchaser Stock in connection with a Transfer of Purchaser Shares permitted hereunder and under any other applicable agreement.  For the avoidance of doubt, this Agreement in any event will be assignable by the Company without the consent of Purchaser to any successor (whether direct or indirect, in whatever form of transaction, including without limitation any Persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise).

(f)            Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g)           SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS (FOR ITSELF AND IN RESPECT OF ITS PROPERTY) TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN WILMINGTON, DELAWARE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.  ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 12 ABOVE. NOTHING IN THIS SECTION 13(G), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(h)           WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(i)            Spousal Consent.  Upon the execution of this Agreement, Purchaser shall, if applicable, cause his spouse to deliver an executed spousal consent in the form of Annex D attached hereto.

(j)            Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)           Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Purchaser and Investors owning majority of the stock on a fully diluted basis held by all Investors.

(l)            Third-Party Beneficiaries.  The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement.  This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns, subject to amendment or waiver as provided in subparagraph (k) foregoing.

(m)          Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, or in the State of Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(n)           Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(o)           Public Statements.  Purchaser agrees not to make any derogatory or negative public statement about, or take any action or make any statement which may adversely affect or disparage, the Roundy’s Entities or any of their respective stockholders, officers, directors or employees or any of their respective products, services, businesses, reputations or goodwill.

(p)           Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

(q)           Other Laws.  Nothing in this Agreement shall be construed to limit or negate any common or statutory law, including, without limitation, any laws of fiduciary duties, torts or trade secrets, where it provides the parties hereunder with broader protection than that provided herein.

14.           Joinder to Investor Rights Agreement.  Purchaser acknowledges that he has had an opportunity to review the Investors Rights Agreement.  Effective as of the Effective Date, Purchaser will be deemed to be a party to the Investors Rights Agreement with respect to the Purchaser Shares purchased pursuant to this Agreement, and Purchaser will be fully bound and subject to the covenants, terms and conditions of the Investors Rights Agreement from and after the Effective Date as if he were a signatory thereto and Purchaser will be deemed to be a holder of “Stockholder Shares” and an “Investor” and “Stockholder” thereunder for all purposes thereof.  Execution and delivery of this Agreement shall be deemed execution and delivery of a joinder to the Investors Rights Agreement.

15.           Purchaser’s Acknowledgments and Agreements.  Purchaser acknowledges and agrees that:

(a)           Purchaser will occupy a position of trust and confidence with the Company, and during the course of Purchaser’s service as a Board Member has become and will become familiar with the Roundy’s Entities’ trade secrets and other valuable confidential business and professional information and other non-public information relating to the Roundy’s Entities developed or used by the Roundy’s Entities in connection with their business that is not generally known to the public or the industry which give the Roundy’s Entities an advantage in the marketplace and from which the Roundy’s Entities derive independent economic value (including the Confidential Information, as defined in Section 10 of this Agreement), and Purchaser’s services have been and shall be of special, unique and extraordinary value to the Roundy’s Entities.

(b)           During the course of Purchaser’s service as a Board Member Purchaser has become and will become familiar with the Roundy’s Entities’ substantial relationships with their existing and prospective employees, customers, clients, suppliers and other business relations (including, without limitation, by developing relationships with the Roundy’s Entities’ customers and clients nationwide and internationally and assisting the Roundy’s Entities in expanding their nationwide and international customer and client base), and has acquired and will acquire confidential information relating to those employees, customers, clients, suppliers and other business relations, and such employee, customer, client, supplier and other business relationships are extremely valuable to the Roundy’s Entities, making the Roundy’s Entities’ protection of their relationships with those employees, customers, clients, suppliers and other business relations essential.

(c)           The Roundy’s Entities have a significant amount of goodwill associated with their ongoing business, represented in part by their trade names, customer and client relationships, and the Roundy’s Entities’ history of operations and such goodwill extends throughout the United States, Canada and Mexico, and that the Roundy’s Entities have customers and clients throughout the United States, Canada and Mexico, and the Roundy’s Entities solicit prospective customers and clients throughout the United States, through offices in numerous locations.

(d)           The provisions of Section 10 of this Agreement are in consideration of the consideration to be received by Purchaser under this Agreement, the opportunity to purchase Purchaser Securities pursuant to this Agreement and additional good and valuable consideration that Purchaser has received.

(e)           The restrictions contained in Section 10 of this Agreement are necessary, reasonable and appropriate to protect the Roundy’s Entities and their goodwill, and compliance with such agreements does not and will not preclude Purchaser from earning a livelihood and the Roundy’s Entities and their national and international goodwill will be substantially threatened by any violation of Section 10 of this Agreement, and therefore it is reasonable to expect Purchaser to comply with Section 10 of this Agreement and the potential harm to the Roundy’s Entities of the non-enforcement of Section 10 of this Agreement outweighs any harm to

Purchaser of its enforcement by injunction or otherwise, and such restrictions imposed by this Agreement are reasonable with respect to period, scope and area.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Purchase Agreement on the date first written above.

ROUNDY’S ACQUISITION CORP.

By:	/s/ Robert A. Mariano
Robert A. Mariano, CEO & President

PURCHASER:

/s/ Steven L. Harper
Steven Leon Harper

Executed in their capacity as the Majority WS Holders (as such term is defined in the Investor Rights Agreement) solely for purpose of agreeing and acknowledging that Purchaser shall become a party to the Investor Rights Agreement pursuant to Section 14 of this Agreement:

WILLIS STEIN & PARTNERS III, L.P.

WILLIS STEIN & PARTNERS DUTCH III-A, L.P.

WILLIS STEIN & PARTNERS DUTCH III-B, L.P.

WILLIS STEIN & PARTNERS III-C, L.P.

By:	Willis Stein & Partners Management III, L.P.
Its:	General Partner

By:	Willis Stein & Partners Management III, L.L.C.
Its:	General Partner

By:	/s/ Avy H. Stein
Name:	Avy H. Stein
Its:	Managing Partner

Annex A

SECURED PROMISSORY NOTE

Principal Amount $508,998.70	November 17, 2009

For value received, Steven Leon Harper (“Purchaser”) promises to pay to the order of Roundy’s Acquisition Corp., a Delaware corporation (the “Company”), at its chief executive office, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $508,998.70.  This Promissory Note (this “Note”) was issued pursuant to and is subject to the terms of the Restricted Stock Purchase Agreement, dated as of the date hereto, by between the Company and Purchaser (as amended and/or modified from time to time the “Purchase Agreement”).  This Note shall be due and payable, and Purchaser shall prepay all of the outstanding principal amount of this Note, plus all accrued and unpaid interest thereof, on the earliest of: (i) November 17, 2014, (ii) Transfer of any Purchaser Shares, (iii) the date Purchaser, for any reason or no reason, ceases to be a Board Member, and (iv) the consummation of a Sale of the Company.  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement.

Interest shall accrue on the outstanding principal amount of this Note at a rate equal to the greater of (i) 6% per annum or (ii) the lowest rate allowed by applicable IRS guidelines, and shall be payable at such time as the principal of this Note becomes due and payable.

The amounts due under this Note are secured by a pledge of the Preferred Stock pursuant to an Stock Pledge Agreement (as amended and/or modified from time to time the “Pledge Agreement”) attached as Annex B to the Purchase Agreement.  If, for any reason, Purchaser fails to pay the full amount due under this Note, Purchaser’s maximum personal liability hereunder shall be an amount equal to 60% of the principal amount of this Note, but 100% with respect to interest hereon, and the Company’s sole recourse for any remaining amounts due and payable hereunder shall be against the Pledged Securities (as defined in the Pledge Agreement) pursuant to the Pledge Agreement.

The payment of the principal amount and accrued interest under this Note is subject to certain offset rights under the Purchase Agreement.

In the event Purchaser fails to pay any amounts due hereunder when due, Purchaser shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

Purchaser, or his or her successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Purchaser hereunder.

This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable conflicts of law principles thereunder.

IN WITNESS WHEREOF, Purchaser has executed and delivered this Secured Promissory Note as of the date first written above.

PURCHASER:

/s/ Steven Harper
Steven Leon Harper

Annex B

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is made as of November 17, 2009, by and between Steven Leon Harper (“Pledgor”) and Roundy’s Acquisition Corp., a Delaware corporation (the “Company”).  Any capitalized terms used herein but not defined shall have the meanings assigned to them in the Purchase Agreement (as defined below).

The Company and Pledgor are parties to a Restricted Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof pursuant to which the Company is selling to Pledgor 85.00 shares of the Company’s Common Stock (the “Pledged Interests”), all of which are pledged pursuant to this Agreement, and the Company has permitted the Pledgor to pay the purchase price therefor by delivery to the Company of a promissory note (the “Note”) in the aggregate principal amount of $508,998.70.  This Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Collateral (as defined below).

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as payment for the Pledged Interests, Pledgor and the Company hereby agree as follows:

1.             Pledge.  Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Interests and any related rights to payment, profits, distributions thereon, as the case may be, and all proceeds thereof, including any securities and moneys received (collectively the “Collateral”), whether now existing or acquired, as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor hereunder (including reasonable costs and attorneys fees associated with enforcement hereunder).

2.             Delivery of Pledged Interests.  Pledgor agrees to deliver to the Company any certificates or instruments representing the Pledged Securities, together with duly executed forms of assignment sufficient to transfer title thereto to the Company in the form of Exhibit A attached hereto.

3.             Other Collateral.  The Pledgor agrees that the Company may file UCC Financing Statements in those jurisdictions which the Company determines necessary or appropriate to perfect the security interests of the Company in any of the Collateral and to take such other action as the Company deems necessary or desirable to perfect the security interests of the Company herein described.

4.             Voting Rights; Cash Distribution.  Notwithstanding anything to the contrary contained herein during the term of this Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note or hereunder, to the extent the Pledged Interests have become vested in accordance with the Purchase Agreement, Pledgor shall be entitled to all voting rights with respect to the Pledged Interests and shall be entitled to receive all cash distributions paid in respect of the Pledged Interests.  Upon the occurrence of and during the continuance of any such default, at the option of the Company and upon notice by the Company to the Pledgor, Pledgor shall not be able to vote the Pledged Interests, such voting rights with respect thereto shall be exercisable by the Company and the Company shall retain all such cash distributions payable on the Pledged Interests as additional security hereunder.  In furtherance of the Company’s rights under this Section 4, the Pledgor shall execute and deliver to the Company, or cause to be executed and delivered to the Company, all such proxies, powers of attorney, and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting rights which it is entitled to exercise or refrain from exercising pursuant to this Section 4.

5.             Other Distributions, etc.  If, while this Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Interests (whether as a distribution in connection with any merger, recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor’s obligations under the Note and shall promptly deliver such additional security or property to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Interests hereunder.

6.             Default.  If Pledgor (a) defaults in the payment of the principal or interest under the Note when it either becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Agreement occurs (including, without limitation, the bankruptcy or insolvency of Pledgor) or (b) defaults in the payment of interest or any other amount related to the Note, the Company may (following five (5) days’ notice to Pledgor, during which the default is not cured) exercise any and all the rights, powers and remedies of any owner of the Pledged Interests (including the right to vote the Pledged Interests and receive any distributions with respect to such Pledged Interests) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Delaware or otherwise available to the Company under applicable law.  Without limiting the foregoing, after the occurrence of and during the continuance of a default, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Collateral at any private sale or public auction, on not less than ten (10) days’ written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable.  Pledgor shall have no right to redeem the Collateral after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Interests offered for sale.  In case of any such sale, after deducting the costs, attorneys’ fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note and other amounts related thereto (including costs, attorneys’ fees associated with enforcement hereof); provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Interests remaining in the hands of the Company.  Pledgor shall be liable for any deficiency (but only to the extent liable therefor in accordance with the Note) if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the fees of any attorneys employed by the Company to collect such deficiency.

7.             Costs and Attorneys’ Fees.  All costs and expenses (including reasonable attorneys’ fees) incurred in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be repaid from the proceeds of the sale of the Pledged Interests hereunder.

8.             Payment of Indebtedness and Release of Pledged Interests.  Upon payment in full of the indebtedness evidenced by the Note and any amounts owed hereunder, the Company shall take all necessary action required to release any security interests the Company has with respect to the Collateral.

9.             No Other Liens; No Sales or Transfers.  Pledgor hereby represents and warrants that Pledgor has good and valid title to all of the Collateral, free and clear of all liens, security interests and other encumbrances (other than pursuant to the Investor Rights Agreement or the Purchase Agreement), and the Investor Rights Agreement, and Pledgor hereby covenants that until such time as all of the outstanding principal of and interest on the Note and amounts due and owing hereunder have been repaid, Pledgor shall not (a) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Collateral or Pledgor’s rights or a holder thereof, other than pursuant to the Purchase Agreement or this Agreement, or (b) sell or otherwise transfer any of the Collateral or any interest therein, other than in each such case as may be provided in the Purchase Agreement or the Investor Rights Agreement).

10.           Further Assurances.  Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor shall execute and deliver such further documents (including UCC financing statements and instruments of assignment) and do such further acts and things as the Company may reasonably request to effect the purposes of this Agreement.

11.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.           No Waiver; Cumulative Remedies.  The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth.  A waiver by the Company of any right or remedy hereunder on anyone occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion.  No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

13.           Waivers, Amendments; Applicable Law.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto.  This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns.  This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable conflicts of law principles thereunder.

IN WITNESS WHEREOF, this Stock Pledge Agreement has been executed as of the date first above written.

PLEDGOR:

/s/ Steven Harper
Steven Leon Harper

ROUNDY’S ACQUISITION CORP.

By:	/s/ Robert Marian
Robert A. Mariano, CEO & President

Exhibit A

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto                                                             , 85 shares of Common Stock, par value $0.01 per share, of Roundy’s Acquisition Corp., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                       , and does hereby irrevocably constitute and appoint any person designated by the Board of Directors of the Company as attorney to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated                                       ,

/s/ Steven Harper
Steven Leon Harper

Annex C

NOVEMBER 17, 2009

ELECTION TO INCLUDE STOCK IN GROSS
INCOME PURSUANT TO SECTION 83(B) OF THE
INTERNAL REVENUE CODE

the undersigned purchased from Roundy’s Acquisition Corp., a Delaware corporation (the “Company”), 85.00 shares of Common Stock of the Company, par value $0.01 per share (“Purchaser Securities”).  Under certain circumstances, the Company and/or certain investors have the right to repurchase the Securities at cost from the undersigned (or from the holder of the Securities, if different from the undersigned) should the undersigned cease to be a member of the board of directors of the Company.  Hence, the Securities are subject to a substantial risk of forfeiture and are nontransferable.  The undersigned desires to make an election to have the Securities taxed under the provision of Code §83(b) at the time the undersigned purchased the Securities.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election with respect to the Securities (as described in paragraph 2 below), to report as taxable income for calendar year 2009 the excess (if any) of the Securities’ fair market value on November 17, 2009 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1)             The name, address and social security number of the undersigned:

Steven Leon Harper
681 Brand Road
Bulverde, Texas 78163
SS#:

2)             A description of the property with respect to which the election is being made: 85.00 shares of Common Stock of the Company, par value $0.01 per share.

3)             The date on which the property was transferred: November 17, 2009.  The taxable year for which such election is made: calendar year 2009.

4)             The restrictions to which the property is subject: If the undersigned ceases to be a member of the board of directors of the Company for any reason or no reason, such Securities shall be subject to repurchase by the Company and/or the investors as follows: (i) the purchase price for all vested shares of Common Stock shall be equal to the fair market value thereof and (ii) the purchase price for all unvested shares of Common Stock shall be the lower of its fair market value or original cost.

5)             The fair market value on November 17, 2009 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $508,998.70.

6)             The amount paid for such property: $508,998.70.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated November 17, 2009	/s/ Steven Harper
Steven Leon Harper

Annex D

CONSENT

The undersigned spouse of Purchaser hereby acknowledges that I have read the foregoing Restricted Stock Purchase Agreement (the “Agreement”) and that I understand its contents.  I am aware that the Agreement provides for the repurchase of my spouse’s Purchaser Shares under certain circumstances and imposes other restrictions on the transfer of such Purchaser Shares.  I agree that my spouse’s interest in the Purchaser Shares is subject to the Agreement and any interest I may have in such Purchaser Shares shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel.  I have either sought such advice or determined after carefully reviewing the Agreement that I will waive such right.

Date:                                       ,

Name of Director:	Steven Harper

Name of Spouse:	Nancy Mckee Harper

Signature of Spouse:	/s/ Nancy Mckee Harper